UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

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TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-184061	45-5540446
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20 Holbeche Road, Arndell Park, NSW, Australia 2148

(Address of Principal Executive Office) (Zip Code)

61-02-9672-1899

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 3, 2023 Tianci International, Inc. ("Tianci") entered into a Share Exchange Agreement with RQS United Group Limited ("RQS United") and RQS Capital Limited (“RQS Capital”), which was the sole shareholder of RQS United (the "Exchange Agreement"), pursuant to which RQS Capital agreed to transfer all of the issued and outstanding capital stock of RQS United to Tianci, and Tianci agreed to issue to RQS Capital 1,500,000 shares of its common stock and pay a cash price of $350,000 (the “Share Exchange”). The Exchange Agreement also provided that Tianci would issue a total of 700,000 shares of its common stock to nine employees or affiliates of Roshing International Co., Ltd. (“Roshing”) to induce continued services to Roshing. RQS United owns 90% of the outstanding capital stock of Roshing.

Shufang Gao and Ying Deng, who are officers and members of Tianci's Board of Directors are also officers and directors of Roshing.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 3, 2023 (the "Closing Date"), we completed the acquisition of RQS United pursuant to the Exchange Agreement. The acquisition will be accounted for as a “reverse acquisition” effected as a recapitalization effected by a share exchange, wherein RQS United is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized on Tianci’s financial statements.

We have included in Item 5.06 below the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of RQS United.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

On March 1, 2023 Tianci entered into agreements to sell a total of 1,253,333 shares of its common stock to 13 investors for a price of U.S.$0.30 per share (i.e. an aggregate price of U.S.$376,000). The shares were issued in a private offering to investors that were acquiring the shares each for his or her own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulation S, as the purchasers were non-U.S. persons and Rule 903 was complied with.

As a result of the Share Exchange (including the grant of 700,000 shares of common stock to certain employees and affiliates of Roshing) and the offering pursuant to Regulation S, there are currently 5,903,481 shares of Tianci's common stock outstanding and 13,903,481 shares of Tianci’s common stock outstanding on a fully-diluted basis.

ITEM 5.06	CHANGE IN SHELL TIANCI STATUS

On March 3, 2023, Tianci acquired RQS United in a reverse acquisition transaction. RQS United owns 90% of the outstanding capital stock of Roshing, which is engaged in the business of software development and hardware distribution. Prior to the Share Exchange, Tianci was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Exchange Agreement, Tianci is no longer a shell company. Accordingly, we are including in this Report the following information, which is the information that would be included in a Form 10 if we were to file a Form 10 with the SEC.

DESCRIPTION OF BUSINESS

RQS United is a holding company incorporated in the Republic of Seychelles. RQS United has no operations other than holding 90% of the outstanding share capital of its subsidiary, Roshing International Co., Ltd., a company organized under the laws of Hong Kong (“Roshing”). Roshing was incorporated on June 22, 2011 and is engaged in the sale of components of electronic devices, development of software and websites, technical consulting, and providing maintenance support on customized software. Roshing’s business is primarily carried out in Hong Kong, although we realize a substantial portion of our software development and related services revenue in Singapore.

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To date, Roshing has carried on operations in four categories:

a. Electronic Device Hardware Components Product Sales

Roshing distributes hardware components to manufacturers of electronic devices. Roshing’s product line includes high performance computer chips, Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens, and touch screens. Roshing markets off-the-shelf products, which it ships directly from the manufacturer to Roshing’s customer.

b. Software and Website Development Services

Roshing develops customized freight shipping and related logistic software and websites. The software helps wholesalers, ecommerce retailers, and freight forwarders to manage complex workflows and improve work efficiency by enabling shipping workflow management, sea shipping container management, ecommerce inventory and shipping management, and logistics data analysis.

c. Technical Consulting and Training Services

Roshing provides technical consulting and training services to help customers, generally its existing customers, to better understand and properly use its customized software and related hardware. Services are generally carried out on a per-time fixed rate basis.

d. Software Maintenance and Business Promotion Services

Roshing provides software maintenance service to keep customer’s software up to date. Roshing also assists customers in promoting business with ongoing marketing support. The Company charges a flat rate for a fixed duration on a subscription basis, generally 12 months.

During 2023 Roshing intends to enter into the business of distributing glass to the real estate construction industry in Hong Kong, Singapore and Australia. Members of management who have extensive experience in the glass manufacturing industry will secure distribution agreements with a number of construction-related glass manufacturers. Roshing intends to engage a group of sales personnel experienced in glass sales, who will distribute the glass products, including windows, shower doors, mirrors and facades, to builders and others involved in real estate construction.

Marketing

Roshing markets its hardware products directly to the electronic device industry and markets its software directly to wholesalers. In each case, the primary method of marketing is participation by our engineering staff in events such as expos, seminars and industry association meetings that are focused on our target markets. We present Roshing as a valuable assistant to the customer, with the goal of developing a long-term relationship with repeat orders. As a result of this strategic focus, almost 96% of our sales during fiscal year 2022 and a similar portion of sales in the current fiscal year were made to just five customers, including two electronics manufacturers who were responsible for over 64% of our FY2022 revenue and three shipping companies who together provided 31.4% of our FY2022 revenue. Four of the five have already placed follow-on orders in the current fiscal year.

Vendors

Roshing distributes electronic components manufactured by a variety of vendors. There is no vendor that, were our relationship to terminate, we could not adequately replace promptly.

Roshing employs two software engineers and a logistics project manager, who are together dedicated to fulfillment of the software development contracts entered by Roshing. When the flow of software development contracts exceeds the production capacities of those three employees, Roshing subcontracts to third party developers that it has tested for competence.

The core software package that Roshing markets to wholesalers was designed under an Entrusted Custom Development Protocol signed by Roshing and an independent software developer. The Protocol provides for the developer’s continued involvement in Roshing’s marketing of software, detailing the terms under which Roshing may engage the developer to develop specific applications of the software package for customers of Roshing.

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Competition

Roshing competes in all of its market operations with a large number of competitors, big and small. Roshing competes based on the quality of its services and attention to the needs of its customers. Specifically, we focus on the following factors to capture customer preference:

•        Commitment to product and service quality, development, and innovation.

Our emphasis on highly customized software solutions and high-quality hardware products attach an aura of quality to our market presence.

•        Comprehensive and high standard product range.

We offer a wide range of high quality and sophisticated hardware component products.

•        Special focus on logistic industry

Our software-related services provide a comprehensive solution for customers in the logistic industry.

Employees

Roshing has eight employees in addition to its directors: Shufang Gao and Ying Deng. Two employees are focused on marketing and administration; the remaining six are engineers or project managers. Roshing believes its relations with its employees are good.

Property

The executive offices of Roshing are located in Hong Kong at 2/F No. 18, Area 2, So Kuwn Wat Village, Tuen Mun Hong Kong. Roshing leases the offices for a monthly rent of HKD 3,000 (@ U.S.$386). The lease terminates on January 12, 2025.

Roshing also utilizes office space in Shenzhen, China located at Building 8, 26/F, Suite 2605A, Qianhai Zhuoyue Jinrong Center (Phase 1) Unit 2, Guiwan Area, Nanshan District, Shenzhen. Roshing uses the space under a sublease that will terminate on August 31, 2024. The monthly rental (from $1,827 to $2,014) is paid by Shufang Gao and Ying Deng, members of Tianci’s Board of Directors and directors of Roshing, as a contribution to the capital of RQS Capital Limited.

Management believes the real property leased by Roshing will be adequate for its operations for the foreseeable future.

Our Plan for the Future

Our plan is to rely on the following key factors to enable the growth of our business.

Our ability to retain and increase customers

Our ability to increase our revenues and our profitability will depend on our ability to retain our existing customers as well as to continue to increase our customer base and revenue per customer. To achieve this, we strive to increase our marketing efforts and to enhance the quality and capabilities of our software solutions. Currently we have customers in Hong Kong and Singapore, and we expect to continue expanding our business to other countries of the Asia-Pacific region.

Investment in talent

We believe that a core element of the competitiveness of our business is talent. To retain existing and attract potential customers, we will continue to rely on our people and their knowledge and experience in the industry. We intend to acquire top talent to keep pace with the growth of our target industries and continue to offer cutting-edge hardware and software solutions.

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Our ability to pursue strategic opportunities for growth

To enhance Roshing’s capabilities, we intend to pursue strategic acquisitions and make investments in select technologies and businesses, particularly in industries with which our senior management has experience. We believe that a solid acquisition and investment strategy will be critical for us to accelerate our growth and strengthen our competitive position in the future.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risks described below together with all of the other information contained in this Report, including the financial statements and the related notes, before deciding whether to purchase any shares of our common stock. If any of the following risks is realized, our business, financial condition or operating results could materially suffer. In that event, the trading price of our common stock could decline and you may lose all or part of your investment.

I. RISKS RELATED TO OUR BUSINESS

We have a limited operating history and face significant challenges and will incur substantial expenses as we build our capabilities.

We have a limited operating history and are subject to the risks inherent in a growing company, including, among other things, risks that we may not be able to hire sufficient qualified personnel and establish operating controls and procedures. As we build our own capabilities, we expect to encounter risks and uncertainties frequently experienced by growing companies in new and rapidly evolving fields, including the risks and uncertainties related to the evolving effects of the COVID-19 pandemic and those described herein. If we are unable to build our own capabilities, our operating and financial results could differ materially from our expectations, and our business could suffer.

We are currently dependent on a small group of customers for most of our revenue. If we cannot expand our customer base many-fold, our business will not be successful.

The revenue generated to date by our business has come from a small number of customers. During the year ended July 31, 2022, five customers were responsible for over 95% of our revenue. A similar pattern applies in the current fiscal year. In order for Tianci to be viable as a public company, we must multiply our revenue many-fold. To accomplish that, we must dramatically expand our customer base. If we fail to multiply our customers, Tianci’s stock will have no significant value.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals that we attract to our company. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization: technological as well as entrepreneurial. Competition for such qualified employees is intense. If we do not succeed in attracting competent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success depends largely on our ability to retain key consultants and advisors. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

We do not presently maintain fire, theft, product liability or any other property insurance, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We do not maintain fire, theft, product liability or other insurance of any kind. We bear the economic risk with respect to loss of or damage or destruction to our property and to the interruption of our business, as well as liability to third parties for damage or destruction to them or their property that may be caused by our personnel or products. Such liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects.

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II. RISKS RELATED TO DOING BUSINESS IN HONG KONG

All our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.

Tianci is a holding company and we conduct our operation through our operating subsidiary Roshing in Hong Kong. Our operations are primarily located in Hong Kong and a few of our clients are PRC corporates. At the present time, we are not materially affected by recent statements by the Chinese Government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation of Chinese law in Hong Kong. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. These laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with..

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

China’s government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our operations and/or the value of our common stock. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or way we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our common stock.

We will rely on dividends and other distributions on equity paid by our Hong Kong subsidiary to fund any cash and financing requirements we may have. In the future, the PRC government may impose restrictions on our ability to transfer funds out of Hong Kong to fund operations or for other use outside of Hong Kong. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our common stock.

We are a holding company incorporated in the United States, and we rely on dividends and other distributions on equity paid by our subsidiary in Hong Kong for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by Roshing. The PRC laws and regulations do not currently have any material impact on transfers of cash from Roshing to Tianci or from Tianci to Roshing. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our common stock.

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Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, China and other markets where the majority of our clients reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, service providers, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

Tariffs could increase the cost of the goods and products which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of the escalation to a trade war could have a negative effect on customer confidence, which could materially and adversely affect our business. We may also have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our customers. and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. However, based on recent political development, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China. Hong Kong’s preferential trade status was removed by the United States government and the United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

III. RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK

Even if a market for our common stock develops, the stock price is nevertheless likely to be volatile. You may have difficulty obtaining a price for your shares that you consider reasonable.

Although Tianci’s common stock is listed for trading on the OTC Pink Market maintained by OTC Markets, the market for the common stock is very thin, with only occasional trades at prices that increase or decrease significantly and suddenly. Therefore, it an investor wants to sell shares, there may be no buyer available, or the price offered may be less than the actual value of the shares. Unless and until significant daily volume occurs in the trading market for our shares, the price of the common stock will be affected by many factors that are beyond our control and may not be directly related to our operating performance. As a result of these factors, you cannot be assured that when you are ready to sell your shares, the market price will accurately reflect the value of your shares or that you will be able to obtain a reasonable price for your shares.

Our CEO beneficially owns the majority of our outstanding stock and, accordingly, will have control over stockholder matters, the Company’s business and management.

Shufang Gao, the Chief Executive Officer of Tianci, through his holding company owns securities with 68% of the voting power in Tianci. As a result, Mr. Gao will have the ability to:

•	Elect or defeat the election of our directors;

•	Amend or prevent amendment of our articles of incorporation or bylaws;

•	Effect or prevent a merger, sale of assets or other corporate transaction; and

•	Affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Mr. Gao, new investors will not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

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In addition, Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Our Board of Directors is authorized to issue up to 100,000,000 shares of common stock and up to 20,000,000 shares of undesignated preferred stock. Our Board of Directors has the authority to issue additional shares of common stock without consent of any of our stockholders. In addition, our Articles of Incorporation provide that the Board can designate the voting rights, liquidation rights, dividend rights and other rights of holders of the preferred stock. The Board, therefore, could use the Preferred Stock to give an investor group disproportionate voting rights or priority over the common stock in the allocation of benefits from the operations of Roshing, including preferential dividends. The Board could also use the Preferred Stock to create a poison pill to prevent a takeover of Tianci that might be considered beneficial by the common shareholders.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth by acquiring complementary businesses, acquiring, or licensing additional brands, or establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets, and this could negatively impact our earnings and results of operations.

Because we will be subject to “penny stock” rules, the level of trading activity in our stock may be reduced.

Until we are able to secure a listing for our common stock on a national securities exchange, it is likely that our common stock will be classified as a “penny stock”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

On March 3, 2023, Tianci acquired ownership of RQS United Group Limited, a company organized under the laws of the Republic of Seychelles (“RQS United”), pursuant to the Share Exchange Agreement dated March 3, 2023 among the Company, RQS United and RQS Capital Limited, the prior owner of RQS Limited.

RQS United is a holding company incorporated in the Republic of Seychelles. RQS United has no operations other than holding 90% of the outstanding share capital of its subsidiary, Roshing International Co., Ltd., a company organized under the laws of Hong Kong (“Roshing”). Roshing was incorporated on June 22, 2011 and is engaged in the sale of components of electronic devices, development of software and websites, technical consulting, and providing maintenance support on customized software. Roshing’s business is primarily carried out in Hong Kong, although we realize a substantial portion of our software development revenue in Singapore.

Results of Operations

Comparison of Years Ended July 31, 2022 and 2021

	Years Ended July 31
	2022	2021	Change	Percentage Change

Revenues	752,839	38,500	714,339	1855%
Cost of Revenues	478,521	45,764	432,757	946%
Gross profit	274,318	(7,264)	281,582	-3876%
Selling and marketing	4,912	2,945	1,967	67%
General and administrative	77,590	17,875	59,715	334%
Income from operations	191,816	(28,084)	219,900	-783%
Provision for income taxes	31,650	(4,634)	36,284	-783%
Net income	160,166	(23,450)	183,616	-783%
Less: net income (loss) attributable to non-controlling interest	16,017	(2,345)	18,362	-783%
Net income (loss) attributable to RQS United Group Limited	144,149	(21,105)	165,254	-783%

Revenues

During the year ended July 31, 2022, our operating company, Roshing, made progress in business development and geographic expansion. As a result, our revenues increased by $714,339, to $752,839 for the year ended July 31, 2022, from $38,500 for year ended July 31, 2021. The increase was mainly attributed to a significant increase in hardware sales, and the launch of our international logistics software. Our average hardware order size increased from $19,250 for the year ended July 31, 2021, to $166,833 for the year ended July 31, 2022. We acquired 5 new software service-related customers, who contributed $252,339 to our total revenue. We also expanded our business from Hong Kong to Singapore.

Roshing’s revenues are derived from electronic device component sales and software related services. Our revenues from our revenue categories are summarized as follows:

	For the years Ended July 31,
	2022	2021
Product Revenues	$500,500	$38,500
Service Revenues	$252,339	$–
	$752,839	$38,500

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Cost of Revenues

Total cost of revenues increased by $432,757, or approximately 9.5 times, to $478,521 for the year ended July 31, 2022, as compared to $45,764 for the year ended July 31, 2021. The increase in the cost of revenues is a direct result of our increase in revenue.

Our cost of revenues from our revenue categories are summarized as follows:

	For the years Ended July 31,
	2022	2021
Cost of Products	$336,644	$37,900
Cost of Service	$141,877	$7,864
	$478,521	$45,764

Our cost of revenues from hardware component product sales increased by approximately $298,744, or approximately 7.8 times, to $336,644 for the year ended July 31, 2022, from $37,900 for the year ended July 31, 2021. The increase in cost of revenues from hardware component product sales was in line with our increase in revenue from hardware product sales, including increase in size of order and number of hardware customers.

Our cost of revenues from software related services increased by $134,013 or approximately 17 times to $141,877 for the year ended July 31, 2022 from $7,864 for the year ended July 31, 2021. The increase in cost of revenues from software related services is in line with our increase of revenues from Software related service revenue for the year ended July 31, 2022. Our in-house software developers incurred additional payable hours as customized orders and requests picked up. We also outsourced a portion of the software work to third party software development providers to ensure timely delivery of services and so incurred additional costs.

Gross Profit

Our gross profit from our major revenue categories are summarized as follows:

Margins	For the years Ended July 31,
	2022	2021
Hardware Products
Gross Profit Margin	$163,856	$600
Gross Profit Percentage	32.7%	1.6%
Software Services
Gross Profit Margin	$110,463	($7,864)
Gross Profit Percentage	43.8%	n/a
Total
Gross Profit Margin	$274,318	($7,264)
Gross Profit Percentage	36.4%	n/a

Our gross profit turned positive and increased by $281,582 to $274,318 for the year ended July 31, 2022, from a loss of $7,264 for the year ended July 31, 2021. The increase in gross profit is primarily due to the increase in our overall revenues as discussed above.

For the years ended July 31, 2022 and 2021, our overall gross profit margin was 36.4% and -18.9%, respectively. The significant increase was primarily due to the increase in gross profit in all of our revenue categories. Our gross profit margin of hardware product sales increased from 1.6% to 32.7% as we managed to have more margin power with customers and suppliers. The gross profit margin of our software-related services increased to 43.8% as we transited from the research & development stage to the commercial stage. Our future gross profit margin of software services is subject to change as we launch new software and may outsource a significant part of the work to third-parties, depending on the complexity and timeline of different projects.

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Operating Expenses

Total operating expenses increased by $61,682 or approximately 3 times to $82,502 for the year ended July 31, 2022, from $20,820 for the year ended July 31, 2021. The increase was mainly attributable to the increase in general and administrative expenses. The $59,715 increase in general and administrative expenses was mainly attributable to the increase in payroll expenses as we increased headcount to support our growing business. We also saw an increase in rent expenses, travel expenses, utilities expenses, business hospitality expenses as our business activities increased.

Income tax expense

Our income tax expenses amounted to $ (4,634) and $31,650 and $(4,634) for the years ended July 31, 2022 and 2021, respectively. The increase was due to the increase in the current provision for income tax as a result of the increase in our net income before tax.

Net income (loss)

Our net income turned positive and increased by $183,616 to $160,166 for the year ended July 31, 2022, from net loss of 23,450 for the year ended July 31, 2021. The change was mainly attributable to the expansion of our business as discussed above.

The operations of Roshing were the source of all of the net income and net loss realized by RQS United during the years ended July 31, 2022 and 2021. Ten percent of the share capital in Roshing is owned by its CEO, Ying Deng. Therefore, $16,017 of the net income realized by Roshing during the year ended July 31, 2022 was attributable to the minority interest and $2,345 of the net loss realized during the year ended July 31, 2021 was also attributable to the minority interest. The remainder, the net income (loss) attributable to RQS United as majority shareholder of Roshing, was net income of $144,149 for fiscal year 2022 and net loss of $21,105 for fiscal year 2021.

Comparison of Three Months Ended October 31, 2021 and 2022

	For the three months ended October 31,
	2022	2021	Change	Change Percentage
Revenues	124,370	8,792	115,578	1315%
Cost of Revenues	108,555	1,311	107,244	8180%
Gross profit	15,815	7,481	8,334	111%
Selling and marketing	2,159	1,180	979	83%
General and administrative	14,983	15,040	(57)	-0%
Income from operations	(1,327)	(8,739)	7,412	-85%
Provision for income taxes	(224)	(1,447)	1,223	-85%
Net income	(1,132)	(7,320)	6,188	-85%
Less: net income (loss) attributable to non-controlling interest	(113)	(732)	619	-85%
Net income (loss) attributable to RQS United Group Limited	(1,019)	(6,588)	5,569	-85%

Revenues

During the three months ended October 31, 2022, our revenue increased by $115,578, or approximately 13.1 times, to $124,370 for the three months ended October 31, 2022 from $8,792 for the three months ended October 31, 2021. The increase was mainly attributed to a significant increase in hardware product sales, and the rendering of software maintenance services. We have 3 new hardware customers for total sales of $98,000 for the three months ended October 31, 2022, as compared to no hardware sales for the three months ended July 31, 2021. Software maintenance and business promotion services, a new line of service we provide to customers, contributed $26,370 to our revenue for the three months ended October 31, 2022 as compared to $8,792 in the same period of 2021.

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Our revenues from our revenue categories are summarized as follows:

	For the Three Months Ended October 31,
	2022	2021
Product Revenues	$98,000	$–
Service Revenues	$26,370	$8,792
	$124,370	$8,792

Cost of Revenues

Total cost of revenues increased by $107,244, or approximately 8.2 times, to $108,555 for the three months ended October 31, 2022 as compared to $1,311 for the three months ended October 31, 2021. The increase in the cost of revenues is a direct result of our increase in revenue.

Our cost of revenues from our revenue categories are summarized as follows:

	For the years Ended July 31,
	2022	2021
Cost of Product	$73,200	$–
Cost of Service	$35,355	$1,311
	$108,555	$1,311

Our cost of revenues from hardware product sales increased to $73,200 for the three months ended October 31, 2022, from $0 for the three months ended October 31, 2021, as we had no hardware product sales during the earlier quarter.

Our cost of revenues from software related services increased by $34,044 to $35,355 for the three months ended October 31, 2022, from $1,311 for the three months ended October 31, 2021. The increase in cost of revenues from software related services resulted from the increase of revenues from Software related service for the quarter ended October 31, 2022, as we spent more on software development outsourcing to third-party software developers.

Gross Profit

Our gross profits from our major revenue categories are summarized as follows:

Margins	For the Three Months Ended October 31,
	2022	2021
Hardware Products
Gross Profit Margin	$24,800	$–
Gross Profit Percentage	25.3%	n/a
Software Services
Gross Profit Margin	$(8,985)	$7,481
Gross Profit Percentage	-34.1%	85.1%
Total
Gross Profit Margin	15,815	7,481
Gross Profit Percentage	12.7%	85.1%

Our gross profit increased by $8,334 to $15,815 for the three months ended October 31, 2022 from $7,481 for the three months October 31, 2021. The increase in gross profit was primarily due to the increase in our overall revenues, as discussed above. For the three months ended October 31, 2022 and 2021, our overall gross profit margin was 12.7% and 85.1%, respectively. There was a dramatic change in our gross profit margin as we added more business lines to the Company in 2022, having had no hardware sales for the three months ended October 31, 2021. The gross profit margin of hardware products for the three months ended October 31, 2022 was 25.3%. The gross profit margin of our software related services decreased to -34.1% for the three months ended October 31, 2022 as the cost of outsourcing grew.

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Operating Expenses

There was no significant change in our total operating expenses, which were $17,142 and $16,220 and $17,142 for the three months ended October 31, 2022, and 2021 respectively. Our operating expenses primarily include payroll expenses, advertisements and rents.

Income tax expense

Our income tax expense amounted to $ (224) and $ (1,447) for the three months ended October 31, 2022, and 2021, respectively. The decrease in benefit from income taxes was due to the decrease in net loss.

Net income (loss)

Our net loss decreased to $1,132 ($1,019 attributable to RQS United) for the three months ended October 31, 2022, from net loss of $7,320 ($6,588 attributable to RQS United) for the three months ended October 31, 2021. The change was due to the increase in revenue realized during the recent quarter.

Liquidity and Capital Resources

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating expenditure commitments. Our liquidity needs are to meet our working capital requirements and operating expenses obligations. As of October 31, 2022, our working capital was $101,277, our cash amounted to $42,770, our current assets were $944,732 and our current liabilities were $843,455. To date, we have financed our operations primarily through capital contributions and advances from shareholders. At October 31, 2022 we owed $280,262 to related parties, primarily Roshing’s CEO, Ying Deng.

The primary component of our working capital at October 31, 2022 was accounts receivable totaling $849,412. Roshing generally affords its customers payment terms of six months as a means of attracting new customers. At October 31, 2022, no account receivable was past-due. Roshing considered that fact and also examined the creditworthiness of its customers and determined that no allowance for doubtful accounts was required.

The primary offset to working capital at October 31, 2022 was accounts payable. At October 31, 2022 accounts payable totaled $543,145, which approximately equaled Roshing’s total expenses for the year ended July 31, 2022. Most of Roshing’s vendors allow Roshing five-to-six months to pay their invoices. These terms on Roshing’s payables allow Roshing to offset the effect on cash flow of the six-month terms that Roshing gives to most of its customers.

We believe our liquidity and working capital will be sufficient to sustain our business operation for the next twelve months. We may, however, need additional cash resources in the future if there are changes in business conditions or other developments or if the company finds and wishes to pursue opportunities for investment, acquisition, capital expenditure, or similar actions. For example, in January 2023, Roshing received a total of HKD 900,000 (USD $114,668) capital contribution from its existing shareholders.

We are planning to enter the glass sales industry in 2023 which may require significant capital expenditure for developing the business. If we determined that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity may result in dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. Our obligation to bear credit risk for certain financing transactions we facilitate may also strain our operating cash flow. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

The following summarizes the key components of our cash flows for the years ended July 31, 2022 and 2021, and three months ended October 31, 2022 and 2021.

	For the Year Ended July 31,		For the Three Months Ended October 31,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$(84,161)	$(28,127)	$21,533	$(1,516)
Net cash used in investing activities	$–	$–	$–	$–
Net cash provided by (used in) financing activities	$85,148	$37,642	$–	$–
Net change in cash and restricted cash	$987	$9,515	$21,533	$(1,516)

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Operating activities

Net cash was used in operating activities for the year ended July 31, 2022 primarily because our accounts receivable increased by $737,620 during the year, as we offer long payment terms to our customers, typically 6 months after delivery of service or products. Nevertheless, cash used in operations during the fiscal year was only $84,161, as we increased our accounts payable balance by $444,944 attributable to long payment terms from our vendors, recorded net income of $160,166, and increased deferred income tax expense, inventory, and income taxes payable for a total amount of $ 48,349.

Net cash of $67,453 used in operating activities for the three months ended October 31, 2022 was again primarily the result of an increase in accounts receivable of $111,749 plus $52,550 paid to reduce the balance due to related parties, which was partially offset by the increase of $98,202 in accounts payable amounts to $98,200..

Net cash used in operating activities for the year ended July 31, 2021, was primarily attributable to net loss of $23,450, and the increase in deferred income tax benefit of $4,634. Cash outflow was also attributable to a slight change in accounts receivable.

Net cash used in operating activities for the three months ended October 31, 2021, was primarily attributable to net loss of $7,320. Cash outflow was also attributable to the increase in Deferred tax benefit of $1,447. Cash outflow was primarily offset by an increase in accrued liabilities and other payables of $7,251.

Investing activities

The company has no investing activities during the years ended July 31, 2022 or 2021, or for the three months ended October 31, 2022 and 2021.

Financing activities

Net cash provided by financing activities for the year ended July 31, 2022, was primarily attributable to increase in working capital advance from related party amounts to $2,007, the increase in operating expenses that are paid directly by shareholders amounts to $77,375, and the increase in payments of Shenzhen China rent by related parities amounts to $20,046. Cash inflow was offset by repayment of working capital advance to related party in the amount of $14,280.

Net cash provided by financing activities for the year ended July 31, 2021, was primarily attributable working capital advance from related party amounts to $18,765 and operating expensed paid by shareholders in the amount of $25,302. Cash inflow was offset by $6,425 repayment of working capital advance to related party.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Impact of the COVID-19 Pandemic

The global outbreak of COVID-19 and resulting health crisis has caused, and continues to cause, significant and widespread disruptions to the Hong Kong and global economies, financial and consumer markets. We believe, however, that the COVID-19 outbreak has had very limited impact on our business.

During the course of the COVID-19 pandemic, public health officials and other governmental authorities have imposed and may impose new mitigation measures, regulations and requirements to address the spread of COVID-19. Public health officials and other governmental authorities also have imposed directives and may impose additional directives that could require changes in our business practices. The scope and duration of these mitigation measures and directives continue to evolve throughout the course of the COVID-19 pandemic. Depending on the future course of COVID-19 and further outbreaks, we may experience restrictions and temporary closures of our offices.

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Although we have continued to serve our clients and operate our business throughout the COVID-19 pandemic, there can be no assurance that future events will not have an effect on our business, results of operations or financial condition because the extent and duration of the health crisis remains uncertain. Future adverse developments in connection with the COVID-19 crisis, including further outbreaks and new strains or variants of COVID-19, evolving international, federal, state and local restrictions and safety regulations in response to COVID-19, changes in consumer behavior and health concerns, the pace of economic activity in the wake of COVID-19, or other similar issues could adversely affect our business, results of operations or financial condition in the future, or our financial results and business performance in future periods.

We continue to actively manage the impact of the COVID-19 crisis as we face continued uncertainty regarding the impact COVID-19 will have on our financial operations in the near and long term. The need for, or timing of, any future actions in response to COVID-19 is largely dependent on the mitigation of the spread of the virus along with the adoption and continued effectiveness of vaccines, status of government orders, directives and guidelines, recovery of the business environment, global supply chain conditions, economic conditions, and consumer demand for our products and services, all of which are highly uncertain.

Critical Accounting Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

In connection with the preparation of our financial statements for the year ended July 31, 2022 and the three months ended October 31, 2022, there was one accounting estimate we made that was subject to a high degree of uncertainty and was critical to our results, as follows:

Accounts receivable, net

Accounts receivable include trade accounts due from customers. Our accounts receivable are generally collected within six months. In establishing the allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial condition of the customer. Management reviews its receivables on a regular basis to determine if the allowance for doubtful accounts is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of October 31, 2022 and July 31, 2022, no allowance for the doubtful accounts was deemed necessary. This determination was primarily based on the fact that the accounts were current and the creditors appeared credit-worthy.

Recently Issued Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. The Company does not believe that any recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive income and statements of cash flows.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 6, 2023, information with respect to the securities holdings of (i) Tianci’s officers and directors, and (ii) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of any class of Tianci's voting stock. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. This table has been prepared based on 80,000 shares of Series A Preferred Stock and 5,903,481 shares of Common Stock outstanding as of March 6, 2023. Unless otherwise specified, the address of each of the persons set forth below is in care of Tianci, 20 Holbeche Road, Arndell Park, NSW 2148 Australia.

	Common Stock			Series A Preferred
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class	Amount and Nature of Beneficial Ownership(1)		Percentage of Class	Total Voting Power
Zhigang Pei	1,793,000	(2)	40.4%	–		–	12.9%
Shufang Gao	1,500,000	(3)(4)	25.4%	80,000	(3)	100%	68.3%
David Wei Fang	–		–	–		–	–
Yee Man Yung	–		–	–		–	–
Jack Fan Liu	–		–	–		–	–
Ying Deng	1,500,000	(3)(4)	25.4%	80,000	(3)	100%	68.3%
All officers and directors as a group (7 persons)	1,500,000		25.4%	80,000	(3)	100%	68.3%
RQS Capital Limited	1,500,000	(4)	25.4%	80,000		100%	68.3%

______________________________

(1)	Ownership is of record and beneficial unless otherwise noted.

(2)	Owned of record by Silver Glory Group Limited, of which Zhigang Pei is the beneficial owner.

(3)	All shares of common stock and Series A Preferred Stock attributed to Shufang Gao or Ying Deng are owned of record by RQS Capital Limited. Shufang Gao is Chairman of RQS Capital Limited; Ying Deng is a Director of RQS Capital Limited.

(4)	Does not include 8,000,000 shares of common stock issuable upon conversion of 80,000 shares of Series A Preferred Stock.

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MANAGEMENT

Directors and Executive Officers

The Share Exchange did not effect any change in our Management, as the officers and directors of Tianci remained the same. The names of our current officers, directors and key employees, as well as certain information about them, are set forth below:

Name	Age	Position with Tianci	Director Since
Zhigang Pei	50	Chairman of the Board, Chief Financial Officer	2021
Shufang Gao	53	Director, Chief Executive Officer	2021
Ying Deng	39	Director, Vice President	2023
David Wei Fang	50	Executive Director	2021
Jack Fan Liu	53	Director	2021
Yee Man Yung	29	Director	2021
Bo Ye	41	Corporate Secretary	--

Directors hold office until the annual meeting of Tianci’s stockholders and the election and qualification of their successors. Officers hold office, subject to removal at any time by the Board, until the meeting of directors immediately following the annual meeting of stockholders and until their successors are appointed and qualified.

Information concerning the directors, officers and key employees of Tianci follows:

Zhigang Pei joined Tianci on August 26, 2021 as Chief Executive Officer, Chief Financial Officer, Secretary, and a member of the Board. Mr. Pei resigned from his position as CEO in January 2023. Mr. Pei has served as the Executive Director of Anyang Xinrun Investment Co., Ltd. since November 2009. He has also served as the Executive Director and General Manager of Henan Ziwei Real Estate Development Co., Ltd., and Henan Anyang Dahua Commercial and Trading Plaza Development Co., Ltd. since 2015. Mr. Pei graduated from No.2 Middle School Anyang City in 1989. Mr. Pei brings to the Board his deep experience in the real estate and investment industries.

Shufang Gao has worked as CEO of Hong Kong listed groups, president of domestic capital companies, and vice president of A-share listed companies. He is familiar with the A-share capital market and the Hong Kong capital market, and has experience in the strategic development of listed companies. Mr. Gao joined Tianci on August 26, 2021 as a member of our Board and was appointed Chief Executive Officer in January 2023. From October 2020 to August 2021, Mr. Gao served as the Vice President and Director of Sichuan Jinding Group. Prior to that, he was the Vice Chairman of Luoyang Yongning Nonferrous Technology Co., Ltd. from August 2019 to September 2020. From April 2018 to July 2019, Mr. Gao served as the Vice President of Tibet Huayu Mining Co., Ltd., an A-share listed company. He was the Chief Executive Officer of Haotian Development Group Co., Ltd. (Hong Kong Main Board Listed Company 00474) from August 2016 to September 2017. From August 2012 to August 2016, Mr. Gao served as the President of Haihua Group Holdings Co., Ltd., an international container leasing company. Mr. Gao received his Bachelor of Management Degree from Dalian University of Technology in 1999. He received his Masters Degree in Finance and Accounting from the Chinese University of Hong Kong in 2008. Mr. Gao brings to the Board his international experience in the operation and governance of listed companies.

Ying Deng has over fifteen years of experience in corporate finance, asset management and banking. Ms. Deng became Vice President of Tianci and was appointed to Tianci’s Board in January 2023. She has been employed by RQS Capital Limited since September 2022 as a Director responsible for business development and financial planning. Since July 2017 Ms. Deng has been employed as Director and Chief Executive Officer by Shenzhen Dandelion Club Investment Development Co., Ltd., where she is responsible for project due diligence and investment management. Since June 2011 Ms. Deng has been employed as a Director by Roshing International Co., Ltd., where she is responsible for strategic planning and daily operations. In 2020 Ms. Deng was awarded a Masters Degree in Business Administration by Nankai University. She earned a Bachelor’s Degree from Jinan University in 2006. Ms. Deng brings to the Board her extensive experience in business administration.

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David Wei Fang has over ten years of experience in the securities and investment industry. He joined Tianci on August 26, 2021 as an executive member of the Board. Mr. Fang served as the Partner of Tiger Securities and the CEO of Tiger Securities International in Hong Kong from May 2018 to July 2019. From January 2017 to April 2018, Mr. Fang served as the CEO of Haotian International Securities in Hong Kong. Mr. Fang was the Head of High Net Worth Individual, Corporate Client and ICBC Global Wealth Management Center of ICBC International in Hong Kong from October 2014 to December 2016. Mr. Fang earned a Bachelor’s degree in Economics from Anhui University of Finance and Economics in 1994. Mr. Fang obtained his Master of Business Administration Degree from South Georgia University in 2004. Mr. Fang brings to the Board his deep experience in the securities and investment industry.

Jack Fan Liu joined Tianci on August 26, 2021 as a member of our Board. Prior to joining us, Mr. Liu was the Vice President of China Regenerative Medicine International Limited from September 2014 to October 2017. From July 2009 to August 2014, Mr. Liu was the Investment Director of Tian Huan Investment Company. He was a financial analyst at Founder Securities (SSE:601901) from May 2007 to June 2009. Mr. Liu received his B.A. in Engineering from Nanjing Tech University in 2001 and his Master of Economics from Concordia University, Canada in 2006. He brings to the Board his experience and knowledge of investments and mergers and acquisitions of companies in Hong Kong and China.

Yung Yee Man has more than 5 years of experience as a human resources manager for both Hong Kong and NASDAQ listed companies. She also has two years’ experience as an assistant to board members. Ms. Yung joined Tianci on 26 August, 2021 as a member of our Board. Since 2020 she has served as Human Resources Manager for Link-Asia International Med-Tech Group Limited. Form 2018 to 2019 Ms. Yung was employed as Account Manager by Tiger Brokers (HK) Global Limited. Ms. Yung earned a Master’s degree in Corporate Communication from University of Leeds in 2017. Ms. Yung is currently pursuing an MBA Degree at the University of South Australia. Ms. Yung brings to the Board her human resources and public company experience.

Bo Ye joined Tianci as Corporate Secretary in January 2023. Since 2014 Mr. Ye has been employed as Director and Chief Executive Officer by Shenzhen Ouyu Technology Co., Ltd. Since 2018 Mr. Ye has also been employed as Director and Vice President of Shenzhen Renqisheng Investment Development. Mr. Ye was awarded a Bachelor of Arts Degree by Jinan University in 2006.

Family Relationships

There are no family relationships among any of our officers or directors.

Corporate Governance

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, these decisions will continue to be made by our Board of Directors.

Director Independence

The Board of Directors has determined that Jack Fan Liu and Yung Yee Man are independent directors, as the term "independent" is defined by the rules of the NYSE Anerican.

Code of Ethics

Tianci has not adopted a formal code of ethics applicable to its executive officers. The Board of Directors has determined that Tianci’s financial operations are not sufficiently complex to warrant adoption of a formal code of ethics.

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EXECUTIVE COMPENSATION

Tianci International, Inc.

Tianci has paid no compensation to any officer or director during the past three fiscal years or any subsequent period.

RQS United, Inc.

RQS United did not pay compensation to any officer or director for services in those roles during its past two fiscal years.

Roshing International Co., Ltd.

Roshing pays Ying Deng, its Manager, a salary of 2,000 HKD per month.

Employment Agreements

On August 27, 2021, we entered into an Employment Agreement with each of Zhigang Pei, Shufang Gao and Wei Fang (collectively, the “Employment Agreements”), whereby each individual agreed to serve as an Executive Director for a monthly compensation equal to U.S.$3,800. Each Employment Agreement expires on August 26, 2024, unless earlier terminated by death, resignation or removal.

We are entitled to terminate the each Employment Agreement for “cause” without notice or remuneration (unless otherwise required by law) if: (i) the executive is convicted or pleads guilty to a felony or to an act of fraud, misappropriation or embezzlement; (ii) the executive has been grossly negligent or acted dishonestly to the detriment of the Company; (iii) the executive has engaged in actions amounting to willful misconduct or failed to perform his duties hereunder and such failure continues after the executive is afforded a reasonable opportunity to cure such failure; or (iv) the executive violates the provisions relating to confidentiality, non-competition and non-solicitation of the Employment Agreement. Upon a termination for “cause,” the executive shall not be entitled to any severance or other benefits under the Employment Agreement but shall be entitled to receive accrued base salary.

If the Employment Agreement is terminated due to the executive’s death or disability, the executive shall be entitled to receive accrued base salary.

If the Employment Agreement is terminated by the Company without “cause”, the executive will receive a lump sum payment equal to 12 months of base salary, a lump sum cash payment equal to a pro-rated amount of his/her target annual bonus for the year immediately preceding the termination, payment of premiums for continued health benefits under the Company’s health plans for 12 months following termination, and immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive, if any.

If the Employment Agreement is terminated due to a change in control, the executive will receive a lump sum payment equal to 12 months of base salary, a lump sum cash payment equal to a pro-rated amount of his/her target annual bonus for the year immediately preceding the termination, and immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive.

If the Employment Agreement is terminated by the executive due to (1) a material reduction in the executive’s authority, duties and responsibilities, or (2) a material reduction in the executive’s annual salary, the executive will receive a lump sum payment equal to 12 months of base salary.

The foregoing descriptions of the Employment Agreements are qualified in their entirety by reference to the Employment Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to Tianci’s Annual Report on Form 10-K for the year ended July 31, 2022.

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Grants of Plan-Based Awards

During the past three fiscal years, there were no grants of plan-based awards to our named executive officers by Tianci, RQS United or Roshing.

Option Exercises and Stock Vested

During the past three fiscal years, there were no option exercises or vesting of stock awards by our named executive officers.

Outstanding Equity Awards at Fiscal Year End

During the past three fiscal years, none of our executive officers received any equity awards, including, options, restricted stock or other equity incentives, from either Tianci, RQS United or Roshing.

Compensation of Directors

On August 27, 2021, each of our two independent directors Jack Fan Liu and Yee ManYung, entered into a Director Retainer Agreement agreeing to serve on our Board of Directors for monthly compensation of U.S.$1,300. The Director Retainer Agreements contain normal and customary terms including provisions relating to indemnification and confidentiality. The foregoing descriptions of the Director Retainer Agreements are qualified in their entirety by reference to the Director Retainer Agreements, which are filed as Exhibit 10.4, 10.5, and 10.6 to Tianci’s Annual Report on Form 10-K for the year ended July 31, 2022.

TRANSACTIONS WITH RELATED

PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

On January 27, 2023 Tianci sold 80,000 shares of Series A Preferred Stock to RQS Capital Limited. The shares were sold for a cash payment of $24,000, which was contributed to Tianci’s capital on behalf of RQS Capital Limited by members of its management. Shufang Gao, a member of Tianci’s Board of Directors, is the principal owner of RQS Capital.

See the description above regarding the Share Exchange between Tianci and RQS Capital on March 3, 2023.

Except as described above, there have been no transactions since August 1, 2021, or any currently proposed transaction, in which Tianci, RQS United or Roshing was or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the total assets of Tianci at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Review, approval or ratification of transactions with related persons

We do not have any special committee, policy or procedure related to the review, approval or ratification of related party transactions.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON

EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Common Stock of Tianci is currently listed for trading on the Pink Market maintained by OTC Markets under the symbol “CIIT”. The bid quotations reported on the OTC Pink Market reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

Tianci's common stock is very thinly traded. It seldom trades more than once or twice in any week, and during many weeks there are no trades. The quoted bid and asked prices for the common stock vary significantly from week to week. An investor holding shares of Tianci's common stock may find it difficult to sell the shares and may find it impossible to sell more than a small number of shares at the quoted bid price.

Holders

Our shareholders list contains the names of 88 stockholders of record of Tianci’s Common Stock.

Dividends

Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

21

RECENT SALE OF UNREGISTERED SECURITIES

On January 27, 2023 Tianci sold 80,000 shares of Series A Preferred Stock to RQS Capital Limited. The shares were sold for a cash payment of $24,000, which was contributed to Tianci’s capital on behalf of RQS Capital Limited by members of its management. The shares were issued in a private offering to an investor that was acquiring the shares for its own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulation S, as the purchaser was a non-U.S. person and Rule 903 was complied with.

On March 1, 2023 Tianci entered into agreements to sell a total of 1,253,333 shares of its common stock to 13 investors for a price of U.S.$0.30 per share, (i.e. an aggregate price of U.S.$376,000). The shares were issued in a private offering to investors that were acquiring the shares each for his or her own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulation S, as the purchasers were non-U.S. persons and Rule 903 was complied with.

DESCRIPTION OF SECURITIES

The Articles of Incorporation of Tianci International, Inc. authorize the Board of Directors to issue up to 100,000,000 shares of Common Stock, $.0001 par value, 80,000 shares of Series A Preferred Stock, $.0001 par value, and 20,000,000 shares of undesignated Preferred Stock.

Common Stock. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and is not convertible into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Series A Preferred Stock. Each share of Series A Preferred Stock is convertible by the holder into one hundred (100) shares of common stock. Each share of Series A Preferred Stock entitles a stockholder to voting rights equivalent to those of 100 shares of common stock on all matters upon which stockholders are permitted to vote. Series A Preferred Stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us. No shares of Series A Preferred Stock are subject to redemption or any sinking fund provisions.. In the event of our liquidation, dissolution or winding up, holders of our Series A Preferred Stock are entitled to receive, ratably, a preferential payment of $.01 per share, then to share pro rate in the net assets available to stockholders after payment of all creditors on an as-converted basis.

Undesignated Preferred Stock. The Board of Directors has authority, without shareholder approval and by resolution of the Board of Directors, to amend Tianci's Articles of Incorporation to divide the class of undesignated Preferred Stock into series, to designate each such series by a distinguishing letter, number or title so as to distinguish the shares thereof from the shares of all other series and classes, and to fix and determine the following relative rights and preferences of the shares of each series so established, including (i) the rate of dividend, (ii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iii) the amount payable upon the shares in the event of involuntary liquidation, (iv) the amount payable upon the shares in the event of voluntary liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

Transfer Agent and Registrar

Our independent stock transfer agent is Securities Transfer Corporation. Its address is 2901 N Dallas Parkway Suite 380, Plano, Texas 75093. Its telephone number is (469) 633-0101.  The transfer agent's website is located at www.stctransfer.com.

22

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to Nevada Revised Statute 78.138, or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to Nevada Revised Statute 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense. Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751 of the Nevada Revised Statutes. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee, or agent of the Company or such other entities.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made:

(a)  by the stockholders;

(b)  by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding;

(c)  if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion, or

(d)  if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling Tianci pursuant to provisions of our bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

23

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Not applicable.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The financial statements filed herewith are:

•	Audited financial statements of RQS United Group Limited for the years ended July 31, 2022 and 2021.

•	Unaudited financial statements of RQS United Group Limited for three-month periods ended October 31, 2022 and 2021.

•	Unaudited pro forma financial information of Tianci and subsidiaries for the year ended July 31, 2022 and the three months ended October 31, 2022.

Exhibits

10-a	Share Exchange Agreement dated March 3, 2023 among Tianci International, Inc., RQS United Group Limited and RQS Capital Limited.
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tianci International, Inc.

Date: March 6, 2023	By:	/s/ Shufang Gao Shufang Gao, CEO

24

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of RQS United Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RQS United Group Limited (the “Company”) as of July 31, 2022 and July 31, 2021 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of RQS United Group Limited as of July 31, 2022 and July 31, 2021, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

March 6, 2023

We have served as the Company’s auditor since 2023.

F-2

RQS UNITED GROUP LIMITED AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN UNITED STATES DOLLARS)

	July 31,	July 31,
	2022	2021

ASSETS
Current assets:
Cash	$21,237	$20,250
Accounts receivable	737,663	43
Inventory	–	16,700
Total current assets	758,900	36,993

Other assets:
Lease security deposit	1,439	1,439
Deferred income tax	–	17,447

Total non-current assets	1,439	18,886

TOTAL ASSETS	$760,339	$55,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$444,944	$–
Income taxes payable	14,202	–
Due to related party	194,794	129,692
Accrued liabilities and other payables	1,640	1,640
Total current liabilities	655,580	131,332

Commitments and contingencies	–	–

Stockholders’ equity:
Ordinary shares, $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding as of July 31, 2022 and 2021*	50,000	50,000
Subscription receivable	(50,000)	(50,000)
Additional paid-in capital	32,882	12,836
Retained earnings (accumulated deficit)	64,689	(79,460)
Total stockholders' equity attributable to RQS United Group Limited	97,571	(66,624)
Non-controlling interest	7,188	(8,829)

Total stockholders’ equity	104,759	(75,453)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$760,339	$55,879

*Share and per share data are presented on a retroactive basis to reflect the reorganization on January 16, 2023

See accompanying notes to consolidated financial statements.

F-3

RQS UNITED GROUP LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(EXPRESSED IN UNITED STATES DOLLARS)

	Years Ended July 31
	2022	2021

OPERATING REVENUES
Products	$500,500	$38,500
Services	252,339	–
Total Operating Revenues	752,839	38,500

COST OF REVENUES
Products	336,644	37,900
Services	141,877	7,864
Total Cost of Revenues	478,521	45,764

Gross profit	274,318	(7,264)

Operating expenses:
Selling and marketing	4,912	2,945
General and administrative	77,590	17,875

Total operating expenses	82,502	20,820

Income (loss) from operations	191,816	(28,084)

Income (loss) before provision for income taxes	191,816	(28,084)
Provision for (benefit from) income taxes	31,650	(4,634)

Net income (loss)	160,166	(23,450)
Less: net income (loss) attributable to non-controlling interest	16,017	(2,345)

Net income (loss) attributable to RQS United Group Limited	$144,149	$(21,105)

Weighted average number of ordinary shares*
Basic and diluted	50,000	50,000

Earnings per share attributable to RQS United Group Limited*
Basic and diluted	$2.88	$(0.42)

*Share and per share data are presented on a retroactive basis to reflect the reorganization on January 16, 2023

See accompanying notes to consolidated financial statements.

F-4

RQS UNITED GROUP LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (EXPRESSED IN UNITED STATES DOLLARS)

	Years Ended July 31,
	2022	2021

Cash flows from operating activities:
Net income (loss)	$160,166	$(23,450)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Deferred income tax expense (benefit)	17,447	(4,634)
Change in operating assets and liabilities:
Accounts receivable	(737,620)	(43)
Inventory	16,700	–
Accounts payable	444,944	–
Income taxes payable	14,202	–
Net cash used in operating activities	(84,161)	(28,127)

Cash flows from financing activities:
Working capital advances from related party	2,007	18,765
Repayment of working capital advances to related party	(14,280)	(6,425)
Operating expenses directly paid by related party (credited to due to related party)	77,375	25,302
Payments of Shenzhen China rent by related parties (credited to additional paid-in capital)	20,046	–
Net cash provided by financing activities	85,148	37,642

Net increase in cash	987	9,515
Cash, beginning of year	20,250	10,735
Cash, end of year	$21,237	$20,250

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

Non-Cash Investing and Financing Activities:
Lease security deposit paid directly by related party	–	1,439

See accompanying notes to consolidated financial statements.

F-5

RQS UNITED GROUP LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JULY 31, 2022 AND 2021

 (EXPRESSED IN UNITED STATES DOLLARS)

	Ordinary shares*	Ordinary shares amount*	Subscription receivable*	Additional Paid-in Capital	(Accumulated Deficit) Retained Earnings	Noncontrolling interest	Total

Balance at July 31, 2020	50,000	$50,000	$(50,000)	$12,836	$(58,355)	$(6,484)	$(52,003)
Net loss	–	–	–	–	(21,105)	(2,345)	(23,450)

Balance at July 31, 2021	50,000	$50,000	$(50,000)	$12,836	$(79,460)	$(8,829)	$(75,453)

Payments of Shenzhen China rent by related parties (Note 3)	–	–	–	20,046	–	–	20,046
Net income	–	–		–	144,149	16,017	160,166

Balance at July 31, 2022	50,000	$50,000	$(50,000)	$32,882	$64,689	$7,188	$104,759

*Share and per share data are presented on a retroactive basis to reflect the reorganization on January 16, 2023

See accompanying notes to consolidated financial statements.

F-6

RQS UNITED GROUP LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2022 AND JULY 31, 2021

(Expressed in United States Dollars)

Note 1 — Nature of business and organization

RQS United Group Limited (“RQS United”) is a holding company incorporated on November 4, 2022 in the Republic of Seychelles. RQS United has no substantive operations other than holding 90% of the outstanding share capital of its subsidiary, Roshing International Co, Limited (“Roshing”), which was incorporated on June 22, 2011 in Hong Kong and is principally engaged in sales of electronic device hardware components, development of software and websites, technical consulting, and maintenance support on customized software. Roshing’s business is primarily carried out in Hong Kong and China. Collectively, RQS United and Roshing are referred to as the “Company”.

Reorganization

On January 16, 2023, RQS United completed a reorganization of entities under common control whereby RQS United acquired 90% of the outstanding shares of Roshing and Ying Deng retained 10% of Roshing, RQS United is 100% owned by RQS Capital Limited (“RQS Capital”), a British Virgin Islands limited liability company owned 60% by Shufang Gao, 30% by Ying Deng, and 10% by Bo Ye. Prior to the reorganization, Roshing was owned 54% by Shufang Gao and 46% by Ying Deng. RQS United and Roshing are under common control as the same shareholder held more than 50% of the voting ownership interest of each entity. Accordingly, the accompanying consolidated financial statements retroactively reflect the November 4, 2022 incorporation of RQS United and the January 16, 2023 reorganization effective for all periods presented.

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of RQS United and its subsidiary. All transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at meetings of directors.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the consolidated financial statements and the reported amounts of revenues and expenses for the periods presented.

Significant accounting estimates reflected in the Company’s consolidated financial statements include the allowance for doubtful accounts, revenue recognition, and deferred income taxes. Actual results could differ from these estimates.

Foreign currency translation and transactions

The Company uses the U.S. dollar as its reporting currency . RQS United and Roshing use the U.S. dollar as their functional currency. Transaction gains and losses are recognized in the consolidated statement of operations.

F-7

Cash and cash equivalents

Cash and cash equivalents consist primarily of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains its bank account in Hong Kong.

Accounts receivable, net

Accounts receivable include trade accounts due from customers which are generally collected within six months. In establishing the allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial condition of the customer. Management reviews its receivables on a regular basis to determine if the allowance for doubtful accounts is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of July 31, 2022 and 2021, no allowance for doubtful accounts was deemed necessary.

Inventories, net

Inventories are finished goods and are stated at the lower of cost or net realizable value using the weighted average method. Management reviews inventories for obsolescence and cost in excess of net realizable value periodically when appropriate and records a reserve against the inventory when the carrying value exceeds net realizable value. As of July 31, 2022 and 2021, no reserve was deemed necessary.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standard defines fair value, establishes as a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Financial instruments included in current assets and current liabilities (such as cash, accounts receivable, accounts payable, and due to related party) are reported in the consolidated balance sheets at cost, which approximates fair value because of the short period of time between the origination of such instruments and their expected realization.

Revenue recognition

The Company follows the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606. This standard requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identifies the contract with the customer, (ii) identifies the performance obligations in the contract, (iii) determines the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocates the transaction price to the respective performance obligations in the contract, and (v) recognizes revenue when (or as) the Company satisfies the performance obligations.

The Company records revenue net of sales taxes which are subsequently remitted to governmental authorities and are excluded from the transaction price.

F-8

The Company’s revenue recognition policies are as follows:

a. Electronic Device Hardware Components Products Sales

The Company is a distributor of electronic device hardware components and generates revenue through resale of these components. The Company’s products include high performance computer chips, Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens, and touch screens. In accordance with ASC 606, Revenue Recognition: Principal Agent Consideration, an entity is a principal if it controls the specified good or service before that good or service is transferred to a customer. Otherwise, the entity is an agent in the transaction. The Company evaluates three indicators of control in accordance with ASC 606: 1) For hardware sales, the Company is the most visible entity to customers and assumes fulfillment risk and risks related to the acceptability of products, including addressing customer complaints directly and handling of product returns or refunds directly. 2) The Company is exposed to inventory risk before transfer of control to customers 3) The Company determines the resale price of hardware products. After evaluating the above circumstances, the Company considers itself the principal of these arrangements and records hardware sales revenue on a gross basis.

Hardware sales contracts are on a fixed price basis with no separate sales rebate, discount, or other incentive. Revenue is recognized at a point in time when the Company has delivered products that have been accepted by its customer with no future obligations. The Company generally permits returns of products due to product failure; however, returns are historically insignificant.

b. Software and Website Development Services

The Company generates revenue by developing customized freight shipping and related logistic software and websites, which are generally on a fixed-priced basis. The software helps wholesalers, ecommerce retailers, and freight shipping providers to manage complex workflows and improve work efficiency. The Company generally has no enforceable right to payment for performance completed to date and is only entitled to payment after software is fully developed, delivered, tested, and accepted by the customer. As a result, revenues from software development contracts are recognized at a point in time when services are fully rendered, and written acceptances have been received from customers.

c. Technical Consulting and Training Services

The Company provides technical consulting and training services to help customers, generally its existing customers, to better understand and properly use its customized software and related hardware. Services are generally carried out on a per-time fixed rate basis. Revenue is recognized at a point in time when service is rendered and the customer confirms the completion of consulting or training.

d. Software Maintenance and Business Promotion Services

The Company provides software maintenance service to keep customer’s software up to date and assists customers in promoting business with ongoing marketing support. The Company charges a flat rate for a fixed duration on a subscription basis, generally 12 months. Revenue is recognized ratably each month over the contract period.

Cost of revenues

For hardware products sales, the cost of revenue consists primarily of the costs of hardware products sold.

For software related services, the cost of revenue consists primarily of costs paid to outsourced service providers and compensation expenses paid the Company’s software engineers.

Advertising costs

Advertising costs amounted to $192 for each of the years ended July 31, 2022 and 2021. Advertising costs are expensed as incurred and included in selling and marketing expenses.

F-9

Operating leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. The Company records the total expenses on a straight-line basis over the lease term.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items which are non-taxable or non-deductible. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable income (loss). In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the statements of operations, except when it is related to items credited or charged directly to equity, in which case the deferred tax is dealt with in equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax for uncertain tax positions are classified as income tax expense in the period incurred.

The Hong Kong tax returns filed for 2016 and subsequent years are subject to examination by the applicable tax authorities.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with FASB ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended July 31, 2022 and 2021, there were no dilutive shares outstanding.

Noncontrolling Interests

The Company’s noncontrolling interest represents the minority shareholder’s 10% ownership interest related to Roshing. The noncontrolling interest is presented in the consolidated balance sheets separately from stockholders’ equity attributable to RQS United. Noncontrolling interest in the results of Roshing are presented on the consolidated statements of operations as allocations of the total income or loss of Roshing for the years ended July 31, 2022 and 2021 between the noncontrolling interest holder and the shareholders of RQS United.

Related parties

Parties, which can be a corporation, other business entity, or individual, are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

F-10

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding"right of use” asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption assuming the Company will remain an emerging growth company at that date. Early adoption is permitted. In September 2017, the FASB issued ASU No. 2017-13 to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC is required to adopt ASC Topic 842 for annual reporting periods beginning after December 15, 2020, and interim reporting periods within annual reporting periods beginning after December 15, 2021.The Company has not early adopted this update and it will become effective on August 1, 2022 after FASB delayed the effective date for emerging growth companies with ASU 2020-05. The Company adopted this new standard on August 1, 2022 which resulted in the recording of a right-of-use asset and lease liabilities of 10,400.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update provide an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. In November 2019, the FASB issued ASU No. 2019-10, which updates the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning August 1, 2023 as the Company is qualified as an emerging growth company. The Company is currently evaluating the impact ASU 2019-05 may have on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The adoption of this standard on August 1, 2022 did not have a material impact on the Company’s consolidated financial statements.

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for annual and interim reporting periods beginning August 1, 2021. Early adoption was permitted, including adoption in an interim period. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The adoption of this standard on August 1, 2021 did not have a material impact on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated Financial Statements.

F-11

Note 3 — Related parties balances and transactions

Due to related party

The due to related party balances of $194,794 and $129,692 at July 31, 2022 and July 31, 2021, respectively, were due to Ying Deng, are noninterest bearing, and are due on demand. After the reorganization on January 16, 2023 (see Note 1), Ying Deng owns 30% of the RQS Capital shares outstanding, owns 10% of the Roshing shares outstanding, and is an officer and director of both RQS United and Roshing.

Office space sharing agreement with related parties

On August 28, 2021, Roshing entered into an office space sharing agreement with Shufang Gao, 60% owner of RQS Capital and Ying Deng, 30% owner of RQS Capital, for office space in Shenzhen, China. The agreement provides for Gao and Deng, sub lessees under a separate office space sharing agreement relating to the use of the premises from August 28, 2021 to August 31, 2024, to pay monthly rent to the lessee ranging from RMB 12,320 (approximately $1,827) to RMB 13,583 (approximately $2,014) on behalf of Roshing. The agreement is continuous until amended in writing by either party at their sole discretion. The rent expenses paid by Gao and Deng are billed directly to Gao and Deng by the Lessee and the sublease is between Gao and Deng and the Lessee. The Company has no obligation, directly or indirectly, to reimburse or otherwise compensate Gao and Deng for paying these expenses. For the year ended July 31, 2022, the Company has accounted for this agreement by charging general and administrative expenses for $20,046 and crediting additional paid-in capital for $20,046.

Note 4 — Taxes

Income taxes

Seychelles

RQS United is incorporated in Seychelles and is not subject to tax on income generated outside of Seychelles under the current law. In addition, upon payment of dividends, no withholding tax is imposed under current law.

Hong Kong

Roshing is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. Income tax expenses for the years ended July 31, 2022 and 2021 amounted to $31,650 and ($4,634), respectively.

Significant components of the provision for income taxes are as follows:

	Year ended
	July 31, 2022	July 31, 2021
Current	$14,202	$–
Deferred	17,448	(4,634)
Provision (benefit) for income taxes	$31,650	$(4,634)

The following table reconciles Hong Kong statutory rates to the Company’s effective tax rate:

	For the year ended July 31, 2022	For the year ended July 31, 2021
Hong Kong statutory income tax rate	16.5%	16.5%
Effective tax rate	16.5%	16.5%

F-12

Deferred income tax assets, net

Significant components of deferred income tax assets, net were as follows:

	July 31, 2022	July 31, 2021
Net operating loss carry forward	$–	$17,447
Deferred income tax assets, net	$–	$17,447

As of July 31, 2022 and 2021, the Company had net operating loss carry forwards of $0 and $105,736, respectively, from the Company’s Hong Kong subsidiary. The net operating loss from the Hong Kong subsidiary was fully utilized during the year ended July 31, 2022

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of July 31, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions.

Note 5 — Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD 500,000 (approximately US$64,000) if the bank with which an individual/company holds its eligible deposit fails. As of July 31, 2022, a cash balance of $10,933 was maintained at a financial institution in Hong Kong, of which none was subject to credit risk. Management believes that the financial institution is of high credit quality and continually monitors its credit worthiness.

Customer concentration risk

For the year ended July 31, 2022, five customers accounted for 40.3%, 23.9%, 10.6%, 10.6% and 10.2% of the Company’s total revenues. For the year ended July 31, 2021, two customers accounted for 59.7% and 40.3% of the Company’s total revenues.

As of July 31, 2022, five customers accounted for 41.1%, 24.4%,10.8%, 10.8%, and 10.5% of the Company’s total accounts receivable.

Vendor concentration risk

For the year ended July 31, 2022, four vendors accounted for 44.5%, 28.1% 16.6%, and 10.8% of the Company’s total purchases. For the year ended July 31, 2021, one vendor accounted for 100% of the Company’s total purchases.

As of July 31, 2022, four vendors accounted for 44.5%, 28.1%,16.6%, and 10.8% of the Company’s total accounts payable.

Note 6— Commitments and contingencies

Lease commitments

The Company has an office space sharing agreement with Shufang Gao and Ying Deng to use office space located in Shenzhen, China. (See Note 3)

On January 1, 2021, Roshing entered into an operating lease agreement for office space in Hong Kong with a third party. The agreement had a term of two years and provided for monthly rent of HKD 2,800 (approximately $360). The Company’s commitment for minimum lease payments under this operating lease as of July 31, 2022 was as follows:

For the year ending July 31,	Minimum lease payment
2023	$1,799
Total minimum lease payments as of July 31, 2022	$1,799

F-13

Rent expense for the years ended July 31, 2022 and 2021 was $24,362 (including $20,046 relating to the Shenzhen, China office discussed in Note 3 above) and $2,519, respectively.

Contingencies

From time to time, the Company may be a party to legal proceedings, as well as certain asserted and un-asserted claims.

Note 7 — Enterprise wide disclosure

The Company follows ASC 280, Segment Reporting, which requires companies to disclose segment data based on how management makes decisions about allocating resources to each segment and evaluates their performances. The Company’s chief operating decision-makers (i.e., the Company’s chief executive officer and her direct assistants, including the Company’s chief financial officer) review financial information presented on a consolidated basis, accompanied by disaggregated information about revenues, cost of revenues, and gross profit by business lines and by regions ( primarily in Hong Kong and Singapore) for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. Based on qualitative and quantitative criteria established by ASC 280, the Company considers itself to be operating within one reportable segment.

Disaggregated information of revenues by business lines are as follows:

	For the years ended
	July 31, 2022	July 31, 2021
Electronic Device Hardware Components Sales	$500,500	$38,500
Software and Website Development Services	243,548	–
Technical Consulting and Training Services	8,791	–
Total revenues	$752,839	$38,500

Disaggregated information of revenues by regions are as follows:

	For the years ended
	July 31, 2022	July 31, 2021
Hong Kong	$595,719	$38,500
Singapore	157,120	–
Total revenues	$752,839	$38,500

Note 8 — Subsequent events

From January 12, 2023 to January 16, 2023, the stockholders of RQS Capital transferred a total of HKD 900,000 ($115,650) to Roshing. The $115,650 will be accounted for as a capital contribution to RQS United in January 2023.

On January 12, 2023 and January 20, 2023, Roshing repaid Deng Ying a total of HKD 1,500,000 ($192,750). The $192,750 will be accounted for as a reduction of the “Due to related parties” liability in January 2023.

On January 15, 2023, Roshing renewed its Hong Kong lease (see note 6) for an additional two years (to January 12, 2025) at a monthly rent of HKD 3,000 (approximately $386).

On January 16, 2023 (see Note 1), RQS United completed a reorganization of entities under common control whereby RQS United acquired 90% of the outstanding shares of Roshing.

On March 3, 2023, Tianci International, Inc. ("Tianci") entered into a Share Exchange Agreement with RQS United and RQS Capital Limited (“RQS Capital”), which was the sole shareholder of RQS United (the "Exchange Agreement"), pursuant to which RQS Capital agreed to transfer all of the issued and outstanding capital stock of RQS United to Tianci, and Tianci agreed to issue to RQS Capital 1,500,000 shares of its common stock and pay a cash price of $350,000 (the “Share Exchange”). The Exchange Agreement also provided that Tianci would issue a total of 700,000 shares of its common stock to nine employees or affiliates of Roshing International Co., Ltd. (“Roshing”) to induce continued services to Roshing.

F-14

RQS UNITED GROUP LIMITED AND SUBSIDIARY

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

 (EXPRESSED IN UNITED STATES DOLLARS)

	October 31,	July 31,
	2022	2022

ASSETS
Current assets:
Cash	$42,770	$21,237
Accounts receivable	849,412	737,663
Due from related party	52,550	–
Total current assets	944,732	758,900

Other assets:
Lease security deposit	1,439	1,439
Right-of-Use asset	9,443	–
Deferred income tax	224	–
Total non-current assets	11,106	1,439

TOTAL ASSETS	$955,838	$760,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$543,145	$444,944
Income taxes payable	14,202	14,202
Due to related party	280,262	194,794
Lease liability - current	4,206	–
Accrued liabilities and other payables	1,640	1,640
Total current liabilities	843,455	655,580

Lease liability - noncurrent	5,237	–

Total liabilities	848,692	655,580

Commitments and contingencies	–	–

Stockholders’ equity:
Ordinary shares, $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding as of October 31, 2022 and July 31, 2022*	50,000	50,000
Subscription receivable	(50,000)	(50,000)
Additional paid-in capital	36,401	32,882
Retained earnings	63,670	64,689
Total stockholders' equity attributable to RQS United Group Limited	100,071	97,571
Non-controlling interest	7,075	7,188

Total stockholders’ equity	107,146	104,759

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$955,838	$760,339

*Share and per share data are presented on a retroactive basis to reflect the reorganization on January 16, 2023

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-15

RQS UNITED GROUP LIMITED AND SUBSIDIARY

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the three months ended October 31,
	2022	2021

OPERATING REVENUES
Products	$98,000	$–
Services	26,370	8,792
Total Operating Revenues	124,370	8,792

COST OF REVENUES
Products	73,200	–
Services	35,355	1,311
Total Cost of Revenues	108,555	1,311

Gross profit	15,815	7,481

Operating expenses:
Selling and marketing	2,159	1,180
General and administrative	15,012	15,068

Total operating expenses	17,171	16,248

Loss from operations	(1,356)	(8,767)

Other income (expense)	–	–

Loss before benefit from income taxes	(1,356)	(8,767)
Benefit from income taxes	224	1,447

Net loss	(1,132)	(7,320)
Add: net loss attributable to non-controlling interest	113	732

Net loss attributable to RQS United Group Limited	$(1,019)	$(6,588)

Weighted average number of ordinary shares*
Basic and diluted	50,000	50,000

Earnings per share attributable to RQS United Group Limited*
Basic and diluted	$(0.02)	$(0.13)

*Share and per share data are presented on a retroactive basis to reflect the reorganization on January 16, 2023

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-16

RQS UNITED GROUP LIMITED AND SUBSIDIARY

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (EXPRESSED IN UNITED STATES DOLLARS)

	For the three months ended October 31,
	2022	2021

Cash flows from operating activities:
Net loss	$(1,132)	$(7,320)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income tax benefit	(224)	(1,447)
Change in operating assets and liabilities:
Accounts receivable	(111,749)	–
Due from related party	(52,550)	–
Accounts payable	98,201	–
Net cash (used in) provided by operating activities	(67,454)	(8,767)

Cash flows from financing activities:
Working capital advances from related party	62,775	–
Repayment of working capital advances to related party	(1,285)	(10,280)
Operating expenses directly paid by related party (credited to due to related party)	23,978	14,666
Payments of Shenzhen China rent by related parties (credited to additional paid-in capital)	3,519	2,865
Net cash provided by fianancing activities	88,987	7,251

Net increase (decrease) in cash	21,533	(1,516)
Cash, beginning of year	21,237	20,250
Cash, end of period	$42,770	$18,734

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

Non-Cash Investing and Financing Activities:
Initial recognition of right-of-use asset and lease liabilities	$10,400	$–

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-17

RQS UNITED GROUP LIMITED AND SUBSIDIARY

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED OCTOBER 31, 2022 AND 2021

 (EXPRESSED IN UNITED STATES DOLLARS)

	Ordinary shares*	Ordinary shares amount*	Subscription receivable*	Additional Paid-in Capital	(Accumulated Deficit) Retained Earnings	Noncontrolling interest	Total

Balance at July 31, 2021	50,000	$50,000	$(50,000)	$12,836	$(79,460)	$(8,829)	$(75,453)
Payments of Shenzhen China rent by related parties (Note 3)				2,865			2,865
Net loss	–	–	–	–	(6,588)	(732)	(7,320)

Balance at Ocotober 31, 2021	50,000	$50,000	$(50,000)	$15,701	$(86,048)	$(9,561)	$(79,908)

Balance at July 31, 2022	50,000	$50,000	$(50,000)	$32,882	$64,689	$7,188	$104,759
Payments of Shenzhen China rent by related parties (Note 3)				3,519			3,519
Net loss	–	–		–	(1,019)	(113)	(1,132)

Balance at Ocotober 31, 2022	50,000	$50,000	$(50,000)	$36,401	$63,670	$7,075	$107,146

*Share and per share data are presented on a retroactive basis to reflect the reorganization on January 16, 2023

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-18

RQS UNITED GROUP LIMITED AND SUBSIDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2022 AND 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Note 1 — Nature of business and organization

RQS United Group Limited (“RQS United”) is a holding company incorporated on November 4, 2022 in the Republic of Seychelles. RQS United has no substantive operations other than holding 90% of the outstanding share capital of its subsidiary, Roshing International Co, Limited (“Roshing”), which was incorporated on June 22, 2011 in Hong Kong and is principally engaged in sales of electronic device hardware components, development of software and websites, technical consulting, and maintenance support on customized software. Roshing’s business is primarily carried out in Hong Kong and China. Collectively, RQS United and Roshing are referred to as the “Company”.

Reorganization

On January 16, 2023, RQS United completed a reorganization of entities under common control whereby RQS United acquired 90% of the outstanding shares of Roshing and Ying Deng retained 10% of Roshing, RQS United is 100% owned by RQS Capital Limited (“RQS Capital”), a British Virgin Islands limited liability company owned 60% by Shufang Gao, 30% by Ying Deng, and 10% by Bo Ye. Prior to the reorganization, Roshing was owned 54% by Shufang Gao and 46% by Ying Deng. RQS United and Roshing are under common control as the same shareholder held more than 50% of the voting ownership interest of each entity. Accordingly, the accompanying unaudited interim consolidated financial statements retroactively reflect the November 4, 2022 incorporation of RQS United and the January 16, 2023 reorganization effective for all periods presented.

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The unaudited interim consolidated financial statements include the financial statements of RQS United and its subsidiary. All transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at meetings of directors.

Use of estimates and assumptions

The preparation of unaudited interim consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the unaudited interim consolidated financial statements and the reported amounts of revenues and expenses for the periods presented.

Significant accounting estimates reflected in the Company’s unaudited interim consolidated financial statements include the allowance for doubtful accounts, revenue recognition, and deferred income taxes. Actual results could differ from these estimates.

Foreign currency translation and transactions

The Company uses the U.S. dollar as its reporting currency . RQS United and Roshing use the U.S. dollar as their functional currency. Transaction gains and losses are recognized in the consolidated statement of operations.

F-19

Cash and cash equivalents

Cash and cash equivalents consist primarily of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains its bank account in Hong Kong.

Accounts receivable, net

Accounts receivable include trade accounts due from customers which are generally collected within six months. In establishing the allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial condition of the customer. Management reviews its receivables on a regular basis to determine if the allowance for doubtful accounts is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of October 31, 2022 and July 31, 2022, no allowance for doubtful accounts was deemed necessary.

Inventories, net

Inventories are finished goods and are stated at the lower of cost or net realizable value using the weighted average method. Management reviews inventories for obsolescence and cost in excess of net realizable value periodically when appropriate and records a reserve against the inventory when the carrying value exceeds net realizable value. As of October 31, 2022 and July 31, 2022, no reserve was deemed necessary.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standard defines fair value, establishes as a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Financial instruments included in current assets and current liabilities (such as cash, accounts receivable, accounts payable, and due to related party) are reported in the unaudited consolidated balance sheets at cost, which approximates fair value because of the short period of time between the origination of such instruments and their expected realization.

Revenue recognition

The Company follows the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606. This standard requires the use of a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identifies the contract with the customer, (ii) identifies the performance obligations in the contract, (iii) determines the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocates the transaction price to the respective performance obligations in the contract, and (v) recognizes revenue when (or as) the Company satisfies the performance obligations.

The Company records revenue net of sales taxes which are subsequently remitted to governmental authorities and are excluded from the transaction price.

F-20

The Company’s revenue recognition policies are as follows:

a. Electronic Device Hardware Components Products Sales

The Company is a distributor of electronic device hardware components and generates revenue through resale of these components. The Company’s products include high performance computer chips, Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens, and touch screens. In accordance with ASC 606, Revenue Recognition: Principal Agent Consideration, an entity is a principal if it controls the specified good or service before that good or service is transferred to a customer. Otherwise, the entity is an agent in the transaction. The Company evaluates three indicators of control in accordance with ASC 606: 1) For hardware sales, the Company is the most visible entity to customers and assumes fulfillment risk and risks related to the acceptability of products, including addressing customer complaints directly and handling of product returns or refunds directly. 2) The Company is exposed to inventory risk before transfer of control to customers 3) The Company determines the resale price of hardware products. After evaluating the above circumstances, the Company considers itself the principal of these arrangements and records hardware sales revenue on a gross basis.

Hardware sales contracts are on a fixed price basis with no separate sales rebate, discount, or other incentive. Revenue is recognized at a point in time when the Company has delivered products that have been accepted by its customer with no future obligations. The Company generally permits returns of products due to product failure; however, returns are historically insignificant.

b. Software and Website Development Services

The Company generates revenue by developing customized freight shipping and related logistic software and websites, which are generally on a fixed-priced basis. The software helps wholesalers, ecommerce retailers, and freight shipping providers to manage complex workflows and improve work efficiency. The Company generally has no enforceable right to payment for performance completed to date and is only entitled to payment after software is fully developed, delivered, tested, and accepted by the customer. As a result, revenues from software development contracts are recognized at a point in time when services are fully rendered, and written acceptances have been received from customers.

c. Technical Consulting and Training Services

The Company provides technical consulting and training services to help customers, generally its existing customers, to better understand and properly use its customized software and related hardware. Services are generally carried out on a per-time fixed rate basis. Revenue is recognized at a point in time when service is rendered and the customer confirms the completion of consulting or training.

d. Software Maintenance and Business Promotion Services

The Company provides software maintenance service to keep customer’s software up to date and assists customers in promoting business with ongoing marketing support. The Company charges a flat rate for a fixed duration on a subscription basis, generally 12 months. Revenue is recognized ratably each month over the contract period.

Cost of revenues

For hardware products sales, the cost of revenue consists primarily of the costs of hardware products sold.

For software related services, the cost of revenue consists primarily of costs paid to outsourced service providers and compensation expenses paid the Company’s software engineers.

Advertising costs

Advertising costs amounted to $192 and $0 for the three months ended October 31, 2022 and 2021, respectively. Advertising costs are expensed as incurred and included in selling and marketing expenses.

F-21

Operating leases

Effective August 1, 2022, the Company adopted FASB ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. On August 1, 2022, the Company recognized a $10,400 right of use (“ROU”) asset and operating lease liabilities based on the present value of the future minimum rental payments of leases, using an incremental borrowing rate of 5%.

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which result in an economic penalty. All of the Company’s real estate leases are classified as operating leases.

When determining the lease payments for an operating lease transitioning to ASC 842 using the effective date, it’s based on future payments at the transition date, based on the present value of lease payments over the remaining lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company use its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception; therefore, operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Lease expense is recognized on a straight-line basis over the lease term.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items which are non-taxable or non-deductible. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited interim consolidated financial statements and the corresponding tax bases used in the computation of taxable income (loss). In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the statements of operations, except when it is related to items credited or charged directly to equity, in which case the deferred tax is dealt with in equity. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

F-22

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax for uncertain tax positions are classified as income tax expense in the period incurred.

The Hong Kong tax returns filed for 2016 and subsequent years are subject to examination by the applicable tax authorities.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with FASB ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the three months ended October 31, 2022 and 2021, there were no dilutive shares outstanding.

Noncontrolling Interests

The Company’s noncontrolling interest represents the minority shareholder’s 10% ownership interest related to Roshing. The noncontrolling interest is presented in the unaudited consolidated balance sheets separately from stockholders’ equity attributable to RQS United. Noncontrolling interest in the results of Roshing are presented on the unaudited consolidated statements of operations as allocations of the total income or loss of Roshing for the three months ended October 31, 2022 and 2021 between the noncontrolling interest holder and the shareholders of RQS United.

Related parties

Parties, which can be a corporation, other business entity, or individual, are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update provide an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. In November 2019, the FASB issued ASU No. 2019-10, which updates the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning August 1, 2023 as the Company is qualified as an emerging growth company. The Company is currently evaluating the impact ASU 2019-05 may have on its unaudited consolidated financial statements.

F-23

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The adoption of this standard on August 1, 2022 did not have a material impact on the Company’s unaudited consolidated financial statements.

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for annual and interim reporting periods beginning August 1, 2021. Early adoption was permitted, including adoption in an interim period. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The adoption of this standard on August 1, 2021 did not have a material impact on the Company’s unaudited consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited consolidated Financial Statements.

Note 3 — Related parties balances and transactions

Due from related party

The due from related party balance of $52,550 as of October 31, 2022 was due from RQS Capital, is noninterest bearing, and is due on demand.

Due to related party

The due to related party balances of $280,262 and $194,794 at October 31, 2022 and July 31, 2022, respectively, were due to Ying Deng, are noninterest bearing, and are due on demand. After the recapitalization on January 16, 2023(see Note 1), Ying Deng owns 30% of the RQS Capital shares outstanding, owns 10% of the Roshing shares outstanding, and is an officer and director of both RQS United and Roshing.

Office space sharing agreement with related parties

On August 28, 2021, Roshing entered into an office space sharing agreement with Shufang Gao, 60% owner of RQS Capital and Ying Deng, 30% owner of RQS Capital, for office space in Shenzhen, China. The agreement provides for Gao and Deng, sub lessees under a separate office space sharing agreement relating to the use of the premises from August 28, 2021 to August 31, 2024, to pay monthly rent to the lessee ranging from RMB 12,320 (approximately $1,827) to RMB 13,583 (approximately $2,014) on behalf of Roshing. The agreement is continuous until amended in writing by either party at their sole discretion. The rent expenses paid by Gao and Deng are billed directly to Gao and Deng by the Lessee and the sublease is between Gao and Deng and the Lessee. The Company has no obligation, directly or indirectly, to reimburse or otherwise compensate Gao and Deng for paying these expenses. For the three months ended October 31, 2022 and 2021, the Company has accounted for this agreement by charging general and administrative expenses for $3,519 and $2,865, respectively, and crediting additional paid-in capital for $3,519 and $2,865, respectively.

F-24

Note 4 — Taxes

Income taxes

Seychelles

RQS United is incorporated in Seychelles and is not subject to tax on income generated outside of Seychelles under the current law. In addition, upon payment of dividends, no withholding tax is imposed under current law.

Hong Kong

Roshing is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. Benefit from income taxes for the three months ended October 31, 2022 and 2021 amounted to $224 and $1,447, respectively.

Significant components of the provision for income taxes are as follows:

	For the three months ended October 31, 2022 (Unaudited)	For the three months October 31, 2021 (Unaudited)
Current	$–	$–
Deferred	(224)	(1,447)
Provision (benefit) for income taxes	$(224)	$(1,447)

The following table reconciles Hong Kong statutory rates to the Company’s effective tax rate:

	For the three months ended October 31, 2022 (Unaudited)	For the three months October 31, 2021 (Unaudited)
Hong Kong statutory income tax rate	16.5%	16.5%
Effective tax rate	16.5%	16.5%

Deferred income tax assets, net

Significant components of deferred income tax assets, net were as follows:

	October 31, 2022 (Unaudited)	July 31, 2022
Net operating loss carry forward	$224	$–
Deferred income tax assets, net	$224	$–

As of October 31, 2022 and July 31, 2022, the Company had net operating loss carry forwards of $1,356 and $0, respectively, from the Company’s Hong Kong subsidiary.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of October 31, 2022 and July 31, 2022, the Company did not have any significant unrecognized uncertain tax positions.

F-25

Note 5 — Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD 500,000 (approximately US$64,000) if the bank with which an individual/company holds its eligible deposit fails. As of October 31, 2022, a cash balance of $19,845 was maintained at a financial institution in Hong Kong, of which none was subject to credit risk. Management believes that the financial institution is of high credit quality and continually monitors its credit worthiness.

Customer concentration risk

For the three months ended October 31, 2022, two customers accounted for 48.2% and 27.5% of the Company’s total revenues. For the three months ended October 31, 2021, one customer accounted for 100% of the Company’s total revenues.

As of October 31, 2022, four customers accounted for 42.8%, 24.5%, 10.3%, and 10.2% of the Company’s total accounts receivable. As of July 31, 2022, five customers accounted for 41.1%, 24.4%,10.8%, 10.8%, and 10.5% of the Company’s total accounts receivable.

Vendor concentration risk

For the three months ended October 31, 2022, three vendors accounted for 45.8%, 25.5%, and 19.6% of the Company’s total purchases.

As of October 31, 2022, four vendors accounted for 44.7%, 27.6%,13.6%, and 12.4% of the Company’s total accounts payable. As of July 31, 2022, four vendors accounted for 44.5%, 28.1%, 16.6%, and 10.8% of the Company’s total accounts payable.

Note 6— Commitments and contingencies

Lease commitments

The Company has an office space sharing agreement with Shufang Gao and Ying Deng to use office space located in Shenzhen, China. (See Note 3)

On January 1, 2021, Roshing entered into an operating lease agreement for office space in Hong Kong with a third party. The agreement had a term of two years and provided for monthly rent of HKD 2,800 (approximately $360). On January 15, 2023 (see Note 8), the Company renewed this lease for an additional two years. Upon adoption of ASU 2016-02 effective August 1, 2022, the Company recognized a $10,400 right of use (“ROU”) asset and operating lease liabilities based on the present value of the future minimum rental payments of leases, using an incremental borrowing rate of 5%.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The leases generally do not contain options to extend at the time of expiration.

As of October 31, 2022, the Company’s operating leases had a weighted average remaining lease term of approximately 2.17 years

For the three months ended October 31, 2022 and 2021, rent expenses were $4,599 and $3,944, respectively.

F-26

The total future minimum lease payments under the non-cancellable operating leases as of October 31, 2022 are as follows:

Year ending July 31,	Minimum lease payments
(Unaudited)
2023 (remaining nine months)	$3,419
2024	4,627
2025	1,928
Total lease payments	9,974
Less: Interest	(531)
Present value of lease liabilities	$9,443

Future amortization of the Company’s ROU asset is presented below:

Year ending July 31,
(Unaudited)
2023 (remaining nine months)	$3,122
2024	4,416
2025	1,905
Total	$9,443

Contingencies

From time to time, the Company may be a party to legal proceedings, as well as certain asserted and un-asserted claims.

Note 7 — Enterprise wide disclosure

The Company follows ASC 280, Segment Reporting, which requires companies to disclose segment data based on how management makes decisions about allocating resources to each segment and evaluates their performances. The Company’s chief operating decision-makers (i.e., the Company’s chief executive officer and her direct assistants, including the Company’s chief financial officer) review financial information presented on a consolidated basis, accompanied by disaggregated information about revenues, cost of revenues, and gross profit by business lines and by regions (primarily in Hong Kong and Singapore) for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. Based on qualitative and quantitative criteria established by ASC 280, the Company considers itself to be operating within one reportable segment.

Disaggregated information of revenues by business lines are as follows:

	For the three months ended
	October 31, 2022 (Unaudited)	October 31, 2021 (Unaudited)
Electronic Device Hardware Components Sales	$104,194	$–
Technical Consulting and Training Services	6,426	8,792
Software Maintenance and Business Promotion Services	13,750	–
Total revenues	$124,370	$8,792

F-27

Disaggregated information of revenues by regions are as follows:

	For the three months ended
	October 31, 2022 (Unaudited)	October 31, 2021 (Unaudited)
Hong Kong	$118,120	$8,792
Singapore	6,250	–
Total revenues	$124,370	$8,792

Note 8 — Subsequent events

From January 12, 2023 to January 16, 2023, the three stockholders of RQS Capital transferred a total of HKD 900,000 ($115,650) to Roshing. The $115,650 will be accounted for as a capital contribution to RQS United in January 2023.

On January 12, 2023 and January 20, 2023, Roshing repaid Deng Ying a total of HKD 1,500,000 ($192,750). The $192,750 will be accounted for as a reduction of the “Due to related parties” liability in January 2023.

On January 15, 2023, Roshing renewed its Hong Kong lease (see note 6) for an additional two years (to January 12, 2025) at a monthly rent of HKD 3,000 (approximately $386).

On January 16, 2023 (see Note 1), RQS United completed a reorganization of entities under common control whereby RQS United acquired 90% of the outstanding shares of Roshing.

On March 3, 2023, Tianci International, Inc. ("Tianci") entered into a Share Exchange Agreement with RQS United and RQS Capital Limited (“RQS Capital”), which was the sole shareholder of RQS United (the "Exchange Agreement"), pursuant to which RQS Capital agreed to transfer all of the issued and outstanding capital stock of RQS United to Tianci, and Tianci agreed to issue to RQS Capital 1,500,000 shares of its common stock and pay a cash price of $350,000 (the “Share Exchange”). The Exchange Agreement also provided that Tianci would issue a total of 700,000 shares of its common stock to nine employees or affiliates of Roshing to induce continued services to Roshing.

F-28

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

The Company is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Exchange Transaction (as defined below).

The unaudited pro forma combined balance sheet as of October 31, 2022 gives pro forma effect to the acquisition as if it had been consummated as of that date. The unaudited pro forma combined statement of operations for the three months ended October 31, 2022 and for the year ended July 31, 2022 gives pro forma effect as if the acquisition took place on August 1, 2021. This information should be read together with the audited and unaudited financial statements and related notes of RQS United, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this 8-K and the historical financial statements of Tianci International, Inc. included in its periodic reports previously filed with the SEC.

The unaudited pro forma combined balance sheet as of October 31, 2022 has been prepared using the following:

•	RQS United’s unaudited consolidated balance sheet as of October 31, 2022, as included elsewhere in this 8-K; and

•	Tianci International, Inc’s unaudited consolidated balance sheet as of October 31, 2022, as included in its Report on Form 10-Q for the three months ended October 31, 2022.

The unaudited pro forma combined statement of operations for the three months ended October 31, 2022 has been prepared using the following:

•	RQS United’s unaudited consolidated statements of operations for the three months ended October 21, 2022, as included elsewhere in this 8-K; and

•	Tianci International, Inc’s unaudited consolidated statement of operations for the three months ended October 31, 2022, included in its Report on Form 10-Q for the three months ended October 31, 2022.

The unaudited pro forma combined statement of operations for the year ended July 31, 2022 has been prepared using the following:

•	RQS United’s audited consolidated statement of operations for the year ended July 31, 2022, as included elsewhere in this 8-K; and

•	Tianci International, Inc’s audited consolidated statement of operations for the year ended July 31, 2022, included in its Report on Form 10-K for the year ended July 31, 2022.

F-29

Description of the Transactions

On March 3, 2023 (the “Closing Date”), Tianci International, Inc., a Nevada corporation (the “Company”, “Registrant” or “PubCo”), closed a voluntary share exchange transaction with RQS United Group Limited, a company organized under the laws of the Republic of Seychelles (“RQS United”), pursuant to that certain Share Exchange Agreement, dated March 3, 2023 (the “Exchange Agreement”), by and among the Company, RQS United, Roshing International Co., Limited, a company organized under the laws of Hong Kong(“HK”) (“Roshing”), and the selling stockholder named therein.

In accordance with the terms of the Exchange Agreement, on the Closing Date, the Company issued a total of 1,500,000 shares of its common stock to the Selling Stockholder, RQS Capital Limited (the “Selling Stockholder” or “RQS Capital”), who was then sole stockholder of RQS United, in exchange for 100% of the issued and outstanding capital stock of RQS United (the “Exchange Transaction”). At the closing, the Company also issued 700,000 incentive shares (“Incentive Shares”) to nine individuals as an inducement of their continuing loyal services to Roshing. As a result of the Exchange Transaction, the Selling Stockholder acquired approximately 25% (upon completion of a pending private placement offering of 1,253,333 shares) of the Company’s issued and outstanding common stock, United became the Company’s wholly-owned subsidiary, and the Company acquired the business and operations of United and Roshing. Immediately prior to the Exchange Transaction, the Company had 2,450,148 shares of common stock and 80,000 shares of Series-A preferred stock issued and outstanding. Immediately after the Exchange Transaction, including the issuance of Incentive Shares and the completion of a pending private placement offering of 1,253,333 shares, the Company has 5,903,481 shares of common stock and 80,000 shares of Series-A preferred stock issued and outstanding. RQS Capital, the sole shareholder of the 80,000 issued and outstanding preferred stock shareholder who also owns 1,500,000 shares of common, holds approximately an aggregate of 68% voting power of the Company immediately after the Exchange Transaction.

Accounting for the Transactions

The Merger will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Tianci International, Inc will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the fact that the holders of RQS United have a majority of the voting power of the post share exchange company, that RQS United’s senior management comprise substantially all of the senior management of the post-share exchange company, the relative size of RQS United compared to Tianci International, Inc, and RQS United’s operations comprising the ongoing operations of the post-share exchange company. Accordingly, for accounting purposes, the acquisition will be treated as the equivalent of RQS United issuing shares for the net assets of Tianci International, Inc, accompanied by a recapitalization. The net assets of Tianci International, Inc, will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the acquisition will be those of RQS United.

F-30

PRO FORMA COMBINED BALANCE SHEET
AS OF OCTOBER 31, 2022
(UNAUDITED)

	(A) RQS United Group Limited	(B) Tianci International, Inc.	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash	$42,770	$8,650	$–		$51,420
Accounts receivable	849,412	–	–		849,412
Prepaid expenses	–	1,000	–		1,000
Due from related party	52,550	–	–		52,550
Lease security deposit	1,439	–	–		1,439
Right-of-Use asset	9,443	–	–		9,443
Deferred income tax	224	–	–		224
Total assets	$955,838	$9,650	$–		$965,488

Liabilities and shareholders' equity
Accounts payable	$543,145	$78,899	$–		$622,044
Income taxes payable	14,202	–	–		14,202
Due to related parties	280,262	210,955	–		491,217
Lease liability - current	4,206	–	–		4,206
Accrued liabilities and other payables	1,640	–	–		1,640
Lease liability - noncurrent	5,237	–	–		5,237
Total liabilities	848,692	289,854	–		1,138,546

Shareholders' Equity
Preferred stock	–	–	–		–
Common stock	50,000	245	(49,850	)(a)	465
			70	(b)
Subscription receivable	(50,000)	–	–		(50,000)
Additional paid-in capital	36,401	1,477,022	(70	)(b)	(194,268)
			(1,757,471	)(c)
			49,850	(a)
Retained earnings (accumulated deficit)	63,670	(1,757,471)	1,757,471	(c)	63,670
Total stockholders' equity attributable to RQS United Group Limited	100,071	(280,204)	–		(180,133)
Non-controlling interest	7,075	–	–		7,075
Total shareholders' equity (deficit)	107,146	(280,204)	–		(173,058)
Total liabilities and shareholders' equity	$955,838	$9,650	$–		$965,488

(A)	Derived from the unaudited consolidated balance sheet of RQS United as of October 31, 2022. See RQS United’s unaudited consolidated financial statements and the related notes appearing elsewhere in this Form 8-K.

(B)	Derived from the unaudited consolidated balance sheet of Tianci International, Inc as of October 31, 2022. See Tianci International, Inc’s consolidated financial statements and the related notes in its Report on Form 10-Q for the quarter ended October 31, 2022.

(a)	To reflect the recapitalization of Tianci International through 1) the contribution of 50,000 shares of RQS United to Tianci International, and 2) the issuance of 1,500,000 shares of Tianci International to RQS Capital

(b)	To reflect the issuance of 700,000 incentive shares of Tianci International to nine employees or affiliates of Roshing

(c)	To reflect reclassification of Tianci International's accumulated deficit to additional paid-in capital

F-31

PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED OCTOBER 31, 2022
(UNAUDITED)

	(A) RQS United Group Limited	(B) Tianci International, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	$124,370	$–	$–		$124,370
Cost of Revenues	108,555	–	–		108,555
Gross profit	15,815	–	–		15,815

Operating expenses
Selling and marketing	2,159	–	–
General and administrative	15,012	57,067	–		72,079
Total operating expenses	17,171	57,067	–		72,079
Loss from operations	(1,356)	(57,067)	–		52,291

Loss before benefit from income taxes	(1,356)	(57,067)	–		(58,423)
Benefit from income taxes	224	–	–		224

Net loss	$(1,132)	$(57,067)	$–		$(58,199)
Less: net loss attributable to non-controlling interest	113	–	–		113
Net loss attributable to RQS United Group Limited	(1,019)	(57,067)	–		(58,086)

Net losse per share - basic	$(0.02)	$(0.02)	$–		$(0.01)
Net loss per share - diluted	$(0.02)	$(0.02)	$–		$(0.01)
Weighted average shares outstanding - basic	50,000	2,450,148	2,150,000	(d)	4,650,148
Weighted average shares outstanding - diluted	50,000	2,450,148	2,150,000	(d)	4,650,148

(A)	Derived from the unaudited statement of operations of RQS United for the three months ended October 31, 2022. See RQS United’s unaudited consolidated financial statements and the related notes appearing elsewhere in this Form 8-K
(B)	Derived from the unaudited consolidated statements of operations of Tianci International, Inc. for the three months ended October 31, 2022. See Tianci International Inc’s financial statements and the related notes in its Report on Form 10-Q for the quarter ended October 31, 2022.
(d)	To reflect the recapitalization of Tianci International through 1) the contribution of 50,000 shares of RQS United to Tianci International, 2) the issurance of 1,500,000 shares of Tianci International to RQS Capital, and 3) the issuance of 700,000 incentive shares to nine employees or affiliates of Roshing.

F-32

PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JULY 31, 2022
(UNAUDITED)

	(A) RQS United Group Limited	(B) Tianci International, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	$752,839	$–	$–		$752,839
Cost of Revenues	478,521	–	–		478,521
Gross profit	274,318	–	–		274,318

Operating expenses
Selling and marketing	4,912	–	–
General and administrative	77,590	247,743	–		325,333
Total operating expenses	82,502	247,743	–		325,333
Loss from operations	191,816	(247,743)	–		427,506

Income (loss) before provision for income taxes	191,816	(247,743)	–		(55,927)
Provision for (benefit from) income taxes	31,650	–	–		31,650

Net Income (loss)	160,166	(247,743)	–		(87,577)
Less: net loss attributable to non-controlling interest	16,017	–	–		16,017
Net loss attributable to RQS United Group Limited	$144,149	$(247,743)	$–		$(103,594)

Net losse per share - basic	$2.88	$(0.10)	$–		$(0.02)
Net loss per share - diluted	$2.88	$(0.10)	$–		$(0.02)
Weighted average shares outstanding - basic	50,000	2,450,148	2,150,000	(d)	4,650,148
Weighted average shares outstanding - diluted	50,000	2,450,148	2,150,000	(d)	4,650,148

(A)	Derived from the audited statement of operations of RQS United for the year ended July 31, 2022. See RQS United’s audited consolidated financial statements and the related notes appearing elsewhere in this Form 8-K
(B)	Derived from the audited consolidated statements of operations of Tianci International, Inc. for the year ended July 31, 2022. See Tianci International Inc’s financial statements and the related notes in its Report on Form 10-K for the year ended July 31, 2022.
(d)	To reflect the recapitalization of Tianci International through 1) the contribution of 50,000 shares of RQS United to Tianci International, 2) the issurance of 1,500,000 shares of Tianci International to RQS Capital, and 3) the issuance of 700,000 incentive shares to nine employees or affiliates of Roshing.

F-33